Exhibit 99.2

Q1 2026 Earnings Supplemental March 31, 2026

Table of Contents

About Chiron	3
Quarterly Highlights and Recent Events	4-5
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Reconciliations of Non-GAAP Measures	
Funds From Operations, Core FFO, and Funds Available for Distribution	8
Net Operating Income, Cash Net Operating Income, and Adjusted EBITDA*re*	9
Capitalization Summary	10
Leverage Statistics and Selected Debt Covenant Performance	11
Portfolio Information	
Portfolio Overview	12
Same Property Performance and Reconciliations	13
Lease Expiration Schedule and Leasing Rollforward	14
Portfolio Concentrations	15
Investment Activity and Capital Expenditures	16
Components of Net Asset Value	17
Definitions	18-20

**All per share, per share and unit, and weighted average share and unit amounts have been adjusted to reflect the impact of the Reverse Stock Split.*

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company's intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding the investment in our Series C Preferred Stock or the terms of the investment agreement by Maewyn Capital Partners and its affiliates and future Board composition, our earnings, our liquidity, our tenants' ability to pay rent to us, our ability to refinance our indebtedness, expected financial performance (including future cash flows associated with our joint ventures, new tenants or the expansion of current properties), 2026 Core FFO guidance, future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions or the future performance of any such acquisitions, and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom; and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company's forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

First Quarter 2026 Supplemental Reporting 2

About Chiron

Chiron Real Estate (NYSE: XRN) is a real estate investment trust (REIT) focused on investing in the future of healthcare. At Chiron, we strive to **deliver value at the intersection of care, capital and real estate**.

$1.5bn	$115.3m	189	5.1m
Gross Assets	Cash NOI (Annualized)	Property Count	Square Feet

Executive Officers

Mark Decker, Jr.
Chief Executive Officer & President

Robert Kiernan
Chief Financial Officer & Treasurer

Alfonzo Leon
Chief Investment Officer

Danica Holley
Chief Operating Officer

Jamie Barber
General Counsel

Board of Directors

Jeffrey Busch
Chairman of the Board

Henry Cole
ESG Committee Chair

Paula Crowley
Compensation Committee Chair

Matthew Cypher, Ph.D.
Nominating & Corporate Governance Committee Chair

Mark Decker, Jr.
Chief Executive Officer & President

Ronald Marston
Director

Lori Wittman
Lead Independent Director, Audit Committee Chair

Zhang Huiqi
Director

Analyst Coverage

Guarav Mehta
Alliance Global Partners

John Massocca
B Riley

Wes Golladay
Baird

Juan Sanabria
BMO

Kai Klose
Berenberg

Aaron Hecht
Citizens

Barry Oxford
Colliers

Merrill Ross
Compass Point

Austin Wurschmidt
Keybanc

Contact

Investor Relations
Email: investors@chironre.com
Website: www.chironre.com
Phone: 202.524.6869

Transfer Agent
Equiniti Trust Company – 800.468.9716

First Quarter 2026 Supplemental Reporting 3

Quarterly Highlights 4 First Quarter 2026 Supplemental Reporting Operating Highlights • Reported quarterly net loss attributable to common stockholders of $0.7 million, or $0.06 per diluted share, as compared to net income of $2.1 million, or $0.16 per diluted share, in the comparable prior year period. • Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.97 per share and unit, as compared to $1.02 per share and unit in the comparable prior year period, representing a 4.9% year - over - year decrease. • Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $1.11 per share and unit, which was unchanged compared to the comparable prior year period. • First quarter same - property cash net operating income (“Same - Property Cash NOI”) growth was 3.2% on a year - over - year basis. • March 31, 2026, portfolio leased occupancy was 95.4%. First Quarter Capital Markets • Entered into a Master Note and Guaranty Agreement with affiliates of New York Life (collectively, the “Purchasers”) that established an uncommitted senior unsecured note facility pursuant to which the Company may issue senior unsecured promissory notes from time to time in one or more series to the Purchasers in an aggregate principal amount of up to $150 million. As of March 31, 2026, no notes had been issued or were outstanding under the Master Note and Guaranty Agreement. • Established a $75 million “at - the - market” equity offering program for the Company’s 8.00% Series B Cumulative Redeemable Preferred Stock. • To date in 2026, the Company has not ( i ) repurchased any shares of its Common Stock under its Stock Repurchase Program or (ii) issued any shares of common stock or preferred stock under its ATM programs. First Quarter Investment Highlights • As previously announced, the Company invested $7.1 million for a 49% interest in a joint venture with a developer to facilitate the development of a 132 - unit, active adult residential community in a suburb of Minneapolis, Minnesota. In connection with its establishment, the joint venture entered into a construction loan with a principal balance of $31.0 million. Tenant Update • As of May 5, 2026, the Company’s tenant at its White Rock facility in Dallas, Texas continued its Chapter 11 bankruptcy reorganization. Since the date of its bankruptcy filing through May 5, 2026, the tenant remains current in its rent obligations to us. *All per share , per share and unit, and weighted average share and unit amounts have been adjusted to reflect the impact of the Reverse Stock Split.

Recent Events 5 First Quarter 2026 Supplemental Reporting Inaugural SHOP Investments • On May 1, 2026, the Company signed purchase agreements (subject to customary closing conditions) for two newly constructed luxury seniors housing communities located within the affluent Potomac Yard submarket of Alexandria, Virginia for an aggregate purchase price of $249 million. The assets will be operated as a unified campus offering a full continuum of care spanning independent living, assisted living, and memory care – driving meaningful operating synergies and a superior resident experience. It is anticipated that these acquisitions will close in the second quarter. Both communities will be managed as seniors housing operating properties (SHOP) and are expected to deliver a double - digit unlevered IRR. • On May 6, 2026, the Company signed a purchase agreement (subject to customary closing conditions) for a newly constructed luxury senior housing community located in North Bethesda, Maryland for a purchase price of approximately $176 million. This luxury asset, located adjacent to Pike & Rose, a premier mixed - use development, offers residents a full continuum of care across a mix of independent living, assisted living, and memory care housing. It is anticipated that this acquisition will close in the fourth quarter. This community will be managed as a SHOP and is expected to deliver a double - digit unlevered IRR. For additional information regarding these acquisitions, please refer to the Company’s separate press release. Growth Capital Infusion • On May 6, 2026, the Company entered into a $100 million delayed - draw, convertible preferred equity facility with affiliates of Maewyn Capital Partners (“Maewyn”), pursuant to which Maewyn will invest up to $100 million in the Company’s new 6.00% Series C Convertible Preferred Stock (subject to certain closing conditions), with an initial conversion price of $43.00 per share of common stock. In connection with this investment, Mr. Charles Fitzgerald, managing partner of Maewyn, will be appointed to our Board of Directors following the Company’s 2026 annual stockholders’ meeting on May 20, 2026. For additional information regarding this investment, please refer to the Company’s separate press release. Common Dividends • On May 5, 2026, the Board of Directors (the “Board”) declared a monthly common stock cash dividend of $0.16 per share for each of July, August and September of 2026, representing quarterly cash dividends totaling $0.48 per share. This compares to a monthly common stock cash dividend of $0.25 per share for April, May and June 2026, representing an approximate 36% reduction. The Company is evolving from a yield - focused REIT into an active growth platform. Given the transformation we are resizing our dividend to focus on retaining cash flow and to accelerate the Company’s acquisition strategy and accelerate the ramp of its SHOP portfolio. Mezzanine Loan • On April 1, 2026, the Company closed a $3.0 million mezzanine loan secured by an under development medical facility located in Fort Myers, Florida. The medical facility is an on - campus outpatient surgical facility that is 100% pre - leased to an investment grade tenant under a 15 - year lease with no termination rights. The loan bears interest at a rate of 12.0% per annum, has an initial term of 24 months, and represents approximately 10% of the total project cost. In connection with the loan, the Company holds a right of first offer and right of first refusal with respect to a sale of the property, which are subject to the pre - leased tenant’s corresponding rights.

Consolidated Balance Sheets (Amounts in thousands)

Assets	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Land	$ 169,917	$ 169,917	$ 171,349	$ 173,123	$ 173,293
Building	1,073,953	1,072,124	1,087,622	1,095,324	1,064,782
Site Improvements	25,783	25,741	25,065	24,966	24,266
Tenant Improvements	81,168	80,397	79,979	80,019	75,023
Acquired Lease Intangible Assets	144,573	144,573	144,696	147,376	141,828
Gross Real Estate Assets	**$ 1,495,394**	**$ 1,492,752**	**$ 1,508,711**	**$ 1,520,808**	**$ 1,479,192**
Accumulated Depreciation and Amortization	(353,309)	(338,096)	(327,248)	(316,649)	(301,190)
Investment in Real Estate, net	**$ 1,142,085**	**$ 1,154,656**	**$ 1,181,463**	**$ 1,204,159**	**$ 1,178,002**
Cash and Cash Equivalents	8,183	9,084	7,123	6,580	5,412
Restricted Cash	2,778	2,805	2,717	2,646	2,176
Tenant Receivables, net	6,800	7,225	7,945	7,826	8,104
Deferred Assets	29,953	28,907	29,205	28,672	28,251
Derivative Assets	7,218	6,102	7,467	10,396	13,713
Investment in Unconsolidated Joint Ventures	8,902	1,781	1,846	1,917	1,992
Other Assets	32,100	31,905	35,472	34,763	31,905
Total Assets	**$ 1,238,019**	**$ 1,242,465**	**$ 1,273,238**	**$ 1,296,959**	**$ 1,269,555**

Liabilities and Equity	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Credit Facility, net	$ 662,314	$ 652,699	$ 708,482	$ 698,832	$ 662,782
Notes Payable, net	1,096	1,153	1,153	14,153	14,248
Accounts Payable and Accrued Expenses	15,022	18,289	17,808	19,006	14,519
Dividends Payable	12,708	12,484	12,051	11,985	16,597
Acquired Lease Intangible Liabilities, net	4,375	4,944	5,516	6,117	3,902
Other Liabilities	21,854	22,831	22,400	21,845	19,404
Total Liabilities	**$ 717,369**	**$ 712,400**	**$ 767,410**	**$ 771,938**	**$ 731,452**
Preferred Stock	124,106	124,106	74,959	74,959	74,959
Common Stock	13	13	13	13	13
Additional Paid-in Capital	729,514	729,514	735,416	734,344	734,344
Accumulated Deficit	(360,640)	(349,965)	(332,566)	(316,510)	(305,677)
Accumulated Other Comprehensive Income	7,218	6,102	7,467	10,396	13,713
Total Chiron Stockholders' Equity	**$ 500,211**	**$ 509,770**	**$ 485,289**	**$ 503,202**	**$ 517,352**
Noncontrolling Interest	20,439	20,295	20,539	21,819	20,751
Total Equity	**$ 520,650**	**$ 530,065**	**$ 505,828**	**$ 525,021**	**$ 538,103**
Total Liabilities and Equity	**$ 1,238,019**	**$ 1,242,465**	**$ 1,273,238**	**$ 1,296,959**	**$ 1,269,555**

First Quarter 2026 Supplemental Reporting 6

Consolidated Statements of Operations (Amounts in thousands, except per-share data)

	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Revenues					
Rental Revenue	$ 38,021	$ 38,171	$ 37,036	$ 37,880	$ 34,595
Other Income	43	221	193	89	23
Total Revenues	**$ 38,064**	**$ 38,392**	**$ 37,229**	**$ 37,969**	**$ 34,618**
Expenses					
General and Administrative	5,089	5,493	4,860	6,025	3,620
Operating Expenses	9,250	8,595	8,224	8,216	7,585
Depreciation and Amortization Expense	14,827	14,916	15,008	15,291	13,827
Interest Expense	7,233	8,403	8,175	8,009	7,167
Total Expenses	**$ 36,399**	**$ 37,407**	**$ 36,267**	**$ 37,541**	**$ 32,199**
Other Income (Expense)					
Gain (Loss) on Sale of Investment Properties	--	(372)	294	207	1,358
Impairment of Investment Properties	--	(6,733)	(6,281)	--	--
Equity Loss from Unconsolidated Joint Ventures	(11)	(27)	(33)	(50)	(40)
Total Other Income (Expense)	**$ (11)**	**$ (7,132)**	**$ (6,020)**	**$ 157**	**$ 1,318**
Net Income (Loss)	**$ 1,654**	**$ (6,147)**	**$ (5,058)**	**$ 585**	**$ 3,737**
Preferred Stock Dividends	(2,473)	(1,915)	(1,455)	(1,455)	(1,455)
Net Loss (Income) Attributable to Noncontrolling Interest	70	643	512	70	(178)
Net (Loss) Income Attributable to Common Stockholders	**$ (749)**	**$ (7,419)**	**$ (6,001)**	**$ (800)**	**$ 2,104**
Net (Loss) Income Attributable to Common Stockholders per Share – Basic and Diluted	$ (0.06)	$ (0.55)	$ (0.45)	$ (0.06)	$ 0.16
Weighted Average Common Shares Outstanding – Basic and Diluted	13,235	13,371	13,393	13,376	13,375

First Quarter 2026 Supplemental Reporting 7

Reconciliation of Non-GAAP Measures (Amounts in thousands, except per-share data)

FFO, Core FFO, FAD	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Net Income (Loss)	$ 1,654	$ (6,147)	$ (5,058)	$ 585	$ 3,737
Preferred Stock Dividends	(2,473)	(1,915)	(1,455)	(1,455)	(1,455)
Depreciation and Amortization Expense	14,802	14,892	14,983	15,266	13,806
(Gain) Loss on Sale of Investment Properties	--	372	(294)	(207)	(1,358)
Impairment of Investment Properties	--	6,733	6,281	--	--
Depreciation and Amortization Expense from Unconsolidated Joint Ventures	73	73	73	73	49
FFO Attributable to Common Shares & NCI	**$ 14,056**	**$ 14,008**	**$ 14,530**	**$ 14,262**	**$ 14,779**
Amortization of Above (Below) Market Leases	146	143	113	(60)	452
Straight Line Deferred Rental Revenue	(204)	(252)	(332)	(479)	(57)
Stock-Based Compensation Expense	1,229	1,410	1,207	1,728	151
Amortization of Debt Issuance Costs and Other	807	1,322	554	559	559
Severance and Transition Related Expense	--	273	--	567	104
Reverse Stock Split Expense	--	--	170	--	--
Other Adjustments from Unconsolidated Joint Ventures	(19)	(6)	--	20	31
Core FFO Attributable to Common Shares & NCI	**$ 16,015**	**$ 16,898**	**$ 16,242**	**$ 16,597**	**$ 16,019**
Total Capital Expenditures:					
Tenant Improvements	(594)	(1,066)	(1,601)	(878)	(704)
Leasing Commissions	(550)	(394)	(1,136)	(558)	(115)
Building Capital	(1,550)	(2,247)	(1,683)	(1,087)	(1,907)
FAD Attributable to Common Shares & NCI	**$ 13,321**	**$ 13,191**	**$ 11,822**	**$ 14,074**	**$ 13,293**
Weighted Average Shares and Units Outstanding:					
Weighted Average Common Shares	13,235	13,371	13,393	13,376	13,375
Weighted Average OP Units	444	444	447	449	449
Weighted Average LTIP Units	750	701	714	705	651
Weighted Average Shares & Units Outstanding - Basic and Diluted	**14,429**	**14,516**	**14,554**	**14,530**	**14,475**
Per Share Amounts (Basic and Diluted):					
Net (Loss) Income Per Share	$ (0.06)	$ (0.55)	$ (0.45)	$ (0.06)	$ 0.16
FFO Per Share and Unit	$ 0.97	$ 0.97	$ 1.00	$ 0.98	$ 1.02
Core FFO Per Share and Unit	$ 1.11	$ 1.16	$ 1.12	$ 1.14	$ 1.11

First Quarter 2026 Supplemental Reporting 8

Reconciliation of Non-GAAP Measures (continued) (Amounts in thousands)

NOI and Cash NOI	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Net Income (Loss)	$ 1,654	$ (6,147)	$ (5,058)	$ 585	$ 3,737
General and Administrative Expense	5,089	5,493	4,860	6,025	3,620
Depreciation and Amortization Expense	14,827	14,916	15,008	15,291	13,827
Interest Expense	7,233	8,403	8,175	8,009	7,167
(Gain) Loss on Sale of Investment Properties	--	372	(294)	(207)	(1,358)
Impairment of Investment Properties	--	6,733	6,281	--	--
Proportionate Share of Unconsol. JV Adj.	92	106	113	133	120
NOI	**$ 28,895**	**$ 29,876**	**$ 29,085**	**$ 29,836**	**$ 27,113**
Amort. of Above (Below) Market Leases	146	143	113	(60)	452
Straight Line Deferred Rental Revenue	(204)	(252)	(332)	(479)	(57)
Proportionate Share of Unconsol. JV Adj.	(2)	(2)	(2)	(3)	(5)
Cash NOI	**$ 28,835**	**$ 29,765**	**$ 28,864**	**$ 29,294**	**$ 27,503**

EBITDA*re* and Adj. EBITDA*re*	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Net Income (Loss)	$ 1,654	$ (6,147)	$ (5,058)	$ 585	$ 3,737
Interest Expense	7,233	8,403	8,175	8,009	7,167
Depreciation and Amortization	14,827	14,916	15,008	15,291	13,827
Unconsolidated Joint Ventures EBITDA Adjustments	111	113	112	114	85
(Gain) Loss on Sale of Investment Properties	--	372	(294)	(207)	(1,358)
Impairment of Investment Properties	--	6,733	6,281	--	--
EBITDA*re*	**$ 23,825**	**$ 24,390**	**$ 24,224**	**$ 23,792**	**$ 23,458**
Amortization of Above (Below) Market Leases	146	143	113	(60)	452
Stock-Based Compensation Expense	1,229	1,410	1,207	1,728	151
Severance and Transition Related Expense	--	273	--	567	104
Reverse Stock Split Expense	--	--	170	--	--
Interest Rate Swap Mark-to-Market at Unconsolidated Joint Ventures	(19)	(5)	--	19	35
Adjusted EBITDA*re*	**$ 25,181**	**$ 26,211**	**$ 25,714**	**$ 26,046**	**$ 24,200**
Adjusted EBITDAre, Annualized	*$ 100,724*	*$ 104,844*	*$ 102,856*	*$ 104,184*	*$ 96,800*

First Quarter 2026 Supplemental Reporting 9

Capitalization Summary (Amounts in thousands)

Total Capitalization	Shares	Price[1]	Value
Common Stock (NYSE: XRN)	13,235	$ 33.08	$ 437,808
OP Units	444	$ 33.08	14,684
Vested LTIP Units	798	--	--
Total Equity Capitalization	**14,477**		**$ 452,492**
Consolidated Debt (Gross)	--	--	673,096
Preferred Stock			
Series A (7.50%) (NYSE: XRN PrA)	3,105	$ 25.00	77,625
Series B (8.00%) (NYSE: XRN PrB)	2,050	$ 25.00	51,250
Total Capitalization			**$ 1,254,463**

(1) Equity Capitalization Price based on the closing share price of the Company's common stock on March 31, 2026 of $33.08 per share. LTIP units are issued as equity compensation to employees and directors of the Company, and as such, have no capital value associated to them. Preferred Stock price reflects liquidation preference.

Debt Summary	Balance	Rate[1][2]	Type[3]	Maturity
Unsecured Credit Facility:				
Revolving Credit Facility	$ 172,000	5.10%	Floating	10/2030
Term Loan A-1	100,000	2.70%	Fixed	10/2029
Term Loan A-2	100,000	2.70%	Fixed	10/2030
Term Loan A-3	150,000	2.70%	Fixed	04/2031
Term Loan B	150,000	3.90%	Fixed	02/2028
Other Debt	1,096	5.07%	Fixed	07/2033
Total Consolidated Debt (Gross)	**$ 673,096**	**3.58%**	**74% Fixed**	**3.9 Years**
Cash and Cash Equivalents	(8,183)			
Net Consolidated Debt (Gross)	**$ 664,913**			

(1) Unsecured Credit Facility Rates reflect the effects of interest rate swap agreements and a borrowing spread based on the Company's current overall leverage ratio as defined in the Credit Facility Agreement.
(2) Rates for Term Loan A-1, A-2 and A-3 give effect to the Legacy Term Loan A hedges maturing April 2026.
(3) Includes the effects of interest rate swap agreements.

Hedging Summary	Notional	Pay Fixed	Receive	Applicable Term
Legacy Term Loan A	$ 350,000	1.36%	SOFR	Current – 04/2026
Term Loan A-1	100,000	3.24%	SOFR	05/2026 – 10/2029
Term Loan A-2	100,000	3.28%	SOFR	05/2026 – 10/2030
Term Loan A-3	150,000	3.32%	SOFR	05/2026 – 04/2031
Term Loan B	150,000	2.54%	SOFR	Current – 02/2028

First Quarter 2026 Supplemental Reporting 10

Leverage Statistics (Amounts in thousands)

	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Consolidated Debt	$ 673,096	$ 664,328	$ 712,853	$ 716,757	$ 681,361
Cash and Cash Equivalents	(8,183)	(9,084)	(7,123)	(6,580)	(5,412)
Net Consolidated Debt	**$ 664,913**	**$ 655,244**	**$ 705,730**	**$ 710,177**	**$ 675,949**
Preferred Stock	128,875	128,875	77,625	77,625	77,625
Net Consolidated Debt + Preferred Stock	**$ 793,788**	**$ 784,119**	**$ 783,355**	**$ 787,802**	**$ 753,574**
Adjusted EBITDA*re* – *Annualized*	$ 100,724	$ 104,844	$ 102,856	$ 104,184	$ 96,800
Net Consolidated Debt / Ann. Adj. EBITDA*re*	**6.6x**	**6.2x**	**6.9x**	**6.8x**	**7.0x**
Net Debt + Preferred / Ann. Adj. EBITDA*re*	**7.9x**	**7.5x**	**7.6x**	**7.6x**	**7.8x**
Adjusted EBITDA*re*	$ 25,181	$ 26,211	$ 25,714	$ 26,046	$ 24,200
Interest Expense	7,233	8,403	8,175	8,009	7,167
Interest Coverage Ratio	**3.5x**	**3.1x**	**3.1x**	**3.3x**	**3.4x**
Cash Interest Expense	$ 6,360	$ 7,014	$ 7,556	$ 7,380	$ 6,608
Secured Debt Principal Amortization	57	--	92	104	160
Preferred Stock Dividends	2,473	1,915	1,455	1,455	1,455
Total Fixed Charges	**$ 8,890**	**$ 8,929**	**$ 9,103**	**$ 8,939**	**$ 8,223**
Adjusted EBITDA*re*	25,181	26,211	25,714	26,046	24,200
Fixed Charge Coverage Ratio	**2.8x**	**2.9x**	**2.8x**	**2.9x**	**2.9x**
Cash and Cash Equivalents	$ 8,183	$ 9,084	$ 7,123	$ 6,580	$ 5,412
Availability Under Credit Facility	400,000	400,000	400,000	400,000	400,000
Outstanding Credit Facility Borrowings	(172,000)	(163,175)	(211,700)	(202,600)	(167,100)
Total Liquidity	**$ 236,183**	**$ 245,909**	**$ 195,423**	**$ 203,980**	**$ 238,312**

Selected Debt Covenant Performance

Metric	Calculation	Required	1Q 2026
Total Leverage Ratio	Total Debt / Total Assets	≤ 60%	44.7%
Secured Leverage Ratio	Secured Debt / Total Assets	≤ 30%	0.1%
Unsecured Leverage Ratio	Unsecured Debt / Unencumbered Assets	≤ 60%	45.8%
Fixed Charge Coverage Ratio	Total EBITDA / Fixed Charges	≥ 1.50x	2.7x
Unsecured Interest Coverage Ratio	Unencumbered NOI / Unsecured Interest	≥ 1.50x	2.2x

First Quarter 2026 Supplemental Reporting 11

Portfolio Overview (Consolidated Portfolio, dollars in thousands)

Asset Type	Property Count	GLA	Leased Rate	Term[1]	1Q26 Cash NOI[2]
Single-Tenant Outpatient	109	2,008,597	100.0%	4.1	$ 12,693
Multi-Tenant Outpatient	59	2,027,170	88.3%	4.1	7,489
Inpatient Rehab Facilities	8	515,119	100.0%	7.2	4,887
Other[3]	13	548,370	100.0%	8.3	3,677
Consolidated Portfolio	**189**	**5,099,256**	**95.4%**	**5.1**	**$ 28,746**

(1) Years of lease term remaining weighted by Annualized Base Rent.
(2) Excludes Cash NOI attributable to assets not owned as of quarter end.
(3) Inclusive of Acute/Surgical Hospitals, LTACH, Behavioral Health and other assets.

Campus Proximity	GLA	% Ground Lease
On Campus / Adjacent MOB	1,192,628	38.7%
Affiliated MOB[1]	1,521,606	11.1%
Unaffiliated MOB	1,321,533	0.0%
Total Outpatient	**4,035,767**	**15.6%**
Other	1,063,489	5.0%
Consolidated Portfolio	**5,099,256**	**13.4%**

(1) Represents off campus assets anchored by a health system.

Lease Escalators	Avg. Escalator[1]
Single-Tenant Outpatient	2.1%
Multi-Tenant Outpatient	1.9%
Inpatient Rehab Facilities	2.4%
Other	2.4%
Consolidated Portfolio	**2.1%**

(1) Weighted by Annualized Base Rent. Includes 9.7% of portfolio leases subject to a CPI based escalator. Such leases assume a CPI growth rate of +2.7%.

Lease Type	% of ABR
Absolute / Triple Net	93.0%
Modified Gross	4.3%
Gross	2.7%

First Quarter 2026 Supplemental Reporting 12

Same Property Performance (Amounts in thousands)

	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Rental and Related Revenues[1]	$ 35,000	$ 34,399	$ 33,168	$ 33,618	$ 33,472
Operating Expenses	(7,600)	(6,819)	(6,344)	(6,504)	(6,915)
Same-Property Cash NOI	**$ 27,400**	**$ 27,580**	**$ 26,824**	**$ 27,114**	**$ 26,557**
NOI Margin	78%	80%	81%	81%	79%
Leased Rate	95.7%	96.6%	95.9%	96.0%	96.4%

	Year-Over-Year Comparison			Sequential Comparison		
	1Q 2026	1Q 2025	Change	1Q 2026	4Q 2025	Change
Rental and Related Revenues[1]	$ 35,000	$ 33,472	+ 4.6%	$ 35,000	$ 34,399	+ 1.7%
Operating Expenses	(7,600)	(6,915)	+ 9.9%	(7,600)	(6,819)	+ 11.5%
Same-Property Cash NOI	**$ 27,400**	**$ 26,557**	**+ 3.2%**	**$ 27,400**	**$ 27,580**	**- 0.7%**

(1) Rental and Related Revenues includes base rent and operating expense recoveries.

Same Property Reconciliations (Dollars in thousands)

Same Property Portfolio	Count	GLA	% GLA
Consolidated Portfolio	189	5,099,256	100.0%
Excluded Assets			
Assets Not Held for All Periods	(6)	(486,314)	(9.5%)
Same Property Portfolio	**183**	**4,612,942**	**90.5%**

Reconciliation from Cash NOI	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Cash NOI	**$ 28,835**	**$ 29,765**	**$ 28,864**	**$ 29,294**	**$ 27,503**
Assets Not Held for All Periods	(1,313)	(1,887)	(1,769)	(2,011)	(848)
Lease Termination Fees	--	(125)	(117)	(12)	--
Joint Ventures and Other Cash NOI	(122)	(173)	(154)	(157)	(98)
Same-Property Cash NOI	**$ 27,400**	**$ 27,580**	**$ 26,824**	**$ 27,114**	**$ 26,557**

First Quarter 2026 Supplemental Reporting 13

Lease Expiration Schedule (Consolidated Portfolio, dollars in thousands)

Year	# Leases	GLA	% GLA	ABR	% ABR	Rate[1]
2026	62	348,861	6.8%	$ 7,454	6.3%	$ 21.37
2027	61	702,771	13.8%	16,126	13.7%	22.95
2028	53	255,830	5.0%	6,553	5.6%	25.61
2029	64	778,947	15.3%	19,463	16.5%	24.99
2030	69	728,131	14.3%	15,906	13.5%	21.85
2031	52	648,775	12.7%	14,511	12.3%	22.37
2032	11	88,492	1.7%	2,179	1.8%	24.63
2033	21	222,996	4.4%	6,321	5.3%	28.35
2034	11	180,668	3.5%	5,365	4.5%	29.69
2035	13	289,901	5.7%	10,084	8.5%	34.78
Thereafter	24	617,249	12.1%	14,202	12.0%	23.01
Total Leased	**441**	**4,862,621**	**95.4%**	**$118,164**	**100.0%**	**$ 24.30**
Vacant		236,635				
Total		**5,099,256**				
Leased Rate[2]		95.4%				
Remaining Term		5.1 Years				

(1) Reflects Annual Base Rent as of quarter end divided by expiring area.
(2) Includes 36,631 of SF that is leased but not yet occupied.

Leasing Rollforward (Consolidated Portfolio)

Total GLA	1Q 2026
Beginning of Quarter	5,099,152
Acquired Area	--
Sold Area	--
Remeasurements	104
End of Quarter	**5,099,256**

Leased GLA	1Q 2026
Beginning of Quarter	4,896,154
Net Absorption	(33,533)
Net Leased Area Acquired (Sold)	--
End of Quarter	**4,862,621**

Leasing Volume	1Q 2026
Lease Expirations	(164,316)
Renewals and Extensions	74,825
Tenant Retention	***46%***
New Leases	55,958
Net Absorption	***(33,533)***

First Quarter 2026 Supplemental Reporting 14

Tenant Concentrations (Consolidated Portfolio, dollars in thousands)

Tenant / Parent	Tenant Type	Leased GLA	%	ABR	% ABR	Term[1]
Lifepoint Health	IRF	157,151	3.2%	$ 8,113	6.9%	4.6
Encompass Health	IRF	268,038	5.5%	7,462	6.3%	7.0
Memorial Health	MOB	155,600	3.2%	5,938	5.0%	4.9
Trinity Health	MOB	398,865	8.2%	5,579	4.7%	3.0
Tenet Healthcare	MOB	129,698	2.7%	3,667	3.1%	4.5
TeamHealth	MOB	173,371	3.6%	3,431	2.9%	1.0[2]
Carrus Hospital	IRF	69,352	1.4%	3,114	2.6%	11.2
Christus Health	Surgical Hosp.	84,674	1.7%	2,879	2.4%	14.1
White Rock	Acute Hosp.	236,314	4.9%	2,749	2.3%	11.9
PAM Health	IRF	54,575	1.1%	2,352	2.0%	8.8
Top 10 Tenants		**1,727,638**	**35.5%**	**$ 45,284**	**38.3%**	**6.3**
All Other		3,134,983	64.5%	72,880	61.7%	4.3
Consolidated Portfolio		**4,862,621**	**100.0%**	**$ 118,164**	**100.0%**	**5.1**

(1) Years of lease term remaining weighted by Annualized Base Rent.
(2) Tenant is a government contractor with a rolling one-year termination right.

Geographic Concentrations (Consolidated Portfolio, dollars in thousands)

States	# Properties	GLA	% Total	ABR	% ABR
Texas	17	709,092	13.9%	$ 20,337	17.2%
Florida	34	513,029	10.1%	13,030	11.0%
Ohio	18	422,768	8.3%	9,429	8.0%
Arizona	10	359,771	7.1%	8,893	7.5%
Pennsylvania	11	313,065	6.1%	7,875	6.7%
Illinois	14	258,789	5.1%	5,961	5.0%
Iowa	5	428,614	8.4%	5,935	5.0%
Michigan	13	307,135	6.0%	5,888	5.0%
Virginia	3	269,441	5.3%	5,413	4.6%
California	5	92,282	1.8%	3,311	2.8%
Top 10 States	**130**	**3,673,986**	**72.1%**	**$ 86,072**	**72.8%**
All Other	59	1,425,270	27.9%	32,092	27.2%
Consolidated Portfolio	**189**	**5,099,256**	**100.0%**	**$ 118,164**	**100.0%**

First Quarter 2026 Supplemental Reporting 15

Investment Activity

- During the first quarter, the Company invested $7.1 million for a 49% interest in a joint venture with a developer to facilitate the development of a 132-unit, active adult residential community in a suburb of Minneapolis, Minnesota. In connection with its establishment, the joint venture entered into a construction loan with a principal balance of $31.0 million.

Capital Expenditures (Consolidated Portfolio, dollars in thousands)

	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Tenant Improvements	$ 594	$ 1,066	$ 1,601	$ 878	$ 704
Leasing Commissions	550	394	1,136	558	115
Building Capital	1,550	2,247	1,683	1,087	1,907
Total Capital Expenditures	**$ 2,694**	**$ 3,707**	**$ 4,420**	**$ 2,523**	**$ 2,726**
Cash NOI	*$ 28,835*	*$ 29,765*	*$ 28,864*	*$ 29,294*	*$ 27,503*
Capital Expenditures / Cash NOI	**9.3%**	**12.5%**	**15.3%**	**8.6%**	**9.9%**

First Quarter 2026 Supplemental Reporting 16

Components of Net Asset Value (Amounts in thousands) 17 First Quarter 2026 Supplemental Reporting Annualized Timing Adjustments (1) 1Q 2026 Cash NOI Cash NOI by Asset Type $ 50,772 $ -- $ 12,693 Single - Tenant Outpatient 29,956 -- 7,489 Multi - Tenant Outpatient 19,548 -- 4,887 Inpatient Rehab Facilities 14,828 20 3,687 Other (2) $ 115,104 $ 20 $ 28,756 Consolidated Portfolio 316 -- 79 Proportionate Share of JV Cash NOI $ 115,420 $ 20 $ 28,835 Total (1) Reflects mid - quarter adjustments for Acquisitions and Dispositions. (2) Inclusive of Acute/Surgical Hospitals, LTACH, Behavioral Health and other assets. Other Information $ 10,961 Cash and Cash Equivalents, and Restricted Cash 16,548 Other Assets (1) $ 27,509 Total $ (172,000) Revolving Credit Facility (2) (500,000) Unsecured Term Loans (2) (128,875) Preferred Stock Liquidation Value (12,708) Dividends Payable (1,096) Other Notes Payable (2) (15,022) Other Liabilities (3) (2,200) Proportionate Share of JV Debt $ (831,901) Total 14,477 Outstanding Shares at Quarter End (4) (1) Includes derivative assets, prepaid assets and tenant receivables. (2) Represents principal amount outstanding, excluding the effect of unamortized premiums, discounts, or deferred financing costs . (3) Includes accounts payable and accrued liabilities. (4) Includes outstanding OP Units and LTIP Units.

Reporting Definitions and Other Disclosures 18 First Quarter 2026 Supplemental Reporting Annualized Base Rent : Annualized base rent represents monthly base rent for March 2026 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, le ase s that are accounted for on a cash - collected basis, or that are in a free rent period, are not included in annualized base rent. Capitalization Rate : The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price. Funds from Operations Attributable to Common Stockholders and Noncontrolling Interest and Core Funds from Operations Attributable to Common Stockholders and Noncontrolling Interest : Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) and core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”), formerly referred to as “Adjusted funds from operations attributable to common stockholders and noncontrolling interest, or (AFFO)” are non - GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes FFO provides a complete picture of its performance that is more informative than GAAP net income or loss. FFO provides perspective on trends in occupancy rates, rental rates, operating costs, development activities and interest costs, and helps the Company more immediately compare the most recent GAAP measurement, net income or loss. Core FFO, formerly referred to as “Adjusted funds from operations attributable to common stockholders and noncontrolling interest, or (AFFO)”, is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing nonrecurring and non - cash items that do not reflect ongoing operations. Management calculates Core FFO by modifying the NAREIT definition of FFO by ( i ) removing certain non - recurring expenses, as well as other certain non - cash and non - recurring IT costs, (ii) removing amortization related to capitalized leasing and acquisition costs, (iii) removing amortization of above and below market leases and amounts associated with the write - off of above and below market leases for certain early lease terminations (iv) adding back straight - line rent adjustments, (v) recurring amortization of debt issuance costs, (vi) severance and executive transition costs, (vii) share - based compensation expense and (viii) other items related to unconsolidated partnerships and joint ventures. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community when evaluating the operating performance of the Company on a comparative basis. Funds Available for Distribution Attributable to Common Stockholders and Noncontrolling Interest : We calculate funds available for distribution attributable to common stockholders and noncontrolling interest (“FAD”) by deducting capital expenditures for property improvements made to maintain the condition of properties from Core FFO. The Company believes FAD is useful in analyzing the amount of cash available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend sustainability.

Reporting Definitions and Other Disclosures (continued) 19 First Quarter 2026 Supplemental Reporting Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“ EBITDAre ” and “Adjusted EBITDAre ”) : We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures, to reflect EBITDAre on the same basis, as applicable. We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, adjustments related to our investment in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. NOI, Cash NOI and Same - Property Cash NOI : We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expense, general and administrative expense, impairments, gain or loss on sale of investment properties, interest expense, and other non - operating items. Cash NOI and Same - Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure improved property - level cash operating results. The Company defines Cash NOI as NOI excluding non - cash items such as above and below market lease intangibles and straight - line rent. Cash NOI is historical and not necessarily indicative of future results. Same - Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year - over - year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same - Property Cash NOI also excludes lease terminations fees and joint ventures and other income in order to remove non - recurring items and joint venture - related income from our NOI. Other Disclosures Non - GAAP Financial Measures : Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company’s operating performance. For the Company, non - GAAP measures consist of FFO attributable to common stockholders and noncontrolling interest, Core FFO attributable to common stockholders and noncontrolling interest, FAD attributable to common stockholders and noncontrolling interest, EBITDAre and Adjusted EBITDAre , Net Operating Income (“NOI”), cash NOI and same - property cash NOI. A non - GAAP measure is generally defined as one that departs from traditional GAAP financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non - GAAP financial measures because these measures are observed by management and they also may be used by the predominant REIT research analysts, as well as by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures. The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered alternatives to net income as measures of the Company’s operating performance, or as alternatives to cash flow as measures of the Company’s liquidity. Moreover, these non - GAAP measures necessarily indicate why the Company utilizes these measures, they should be considered supplemental in nature and not superior to comparable GAAP measures. To facilitate a clear understanding of these non - GAAP financial measures, quantitative reconciliations of these non - GAAP measures to the most directly comparable GAAP measures of net income and cash flows from operations as presented elsewhere herein.

Reporting Definitions and Other Disclosures (continued) 20 First Quarter 2026 Supplemental Reporting Additional Information : The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.chironre.com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov . Certain information contained in this package, including, but not limited to, information contained in our key tenants profiles is derived from publicly - available third - party sources. The Company has not independently verified this information and there can be no assurance that such information is accurate or complete.